Exhibit 10.24

Management Equity Investment and Incentive Acknowledgement

I understand that, in connection with my new position at Momentive Performance Materials Inc. (the “Company”), an affiliate of Apollo Management VI, LP (“Apollo”), I have been given an opportunity to purchase up to $           worth of shares (collectively, the “Shares”) of common stock (the “Common Stock”) of the Company’s parent, Momentive Performance Materials Holdings Inc. (the “Parent”) at a per share price (the “Purchase Price”) equal to the greater of (i) $100 per share or (ii) the fair market value as determined by the Board of Directors of the Parent (the “Board”) under the Parent’s 2007 Long-Term Incentive Plan (such purchase opportunity is collectively referred to herein as the “Investment”) and, if I elect to make an Investment, I will be granted options (the “Options”), which will give me the right to purchase approximately            times the number of Shares I purchase as part of my Investment and shall be subject to vesting as determined by the Board. I understand that the exercise price of the Options shall be equal to the Purchase Price. I understand that the dollar amount of Shares I am committing to purchase is set forth below. I further understand that the purchase and sale of the Shares shall take place no later than      days after the date I am notified of the per share purchase price of the Common Stock and the per share exercise price of the Options.

I acknowledge and understand that my Investment and grant of Options are subject to Board approval and my execution of a subscription agreement, an option grant agreement and an adoption agreement substantially in the form previously delivered to me, pursuant to which I will become subject to the terms and conditions of the Parent’s securityholders agreement. I further understand and acknowledge that, as part of the Investment and my grant of Options, I will be subject to certain noncompetition and nonsolicitation covenants included in the securityholders agreement, which will apply while I am employed by the Company and for twelve months after termination of my employment with the Company.

Investment Amount:

By:
Name:

Date:

Acknowledged and Agreed:

Momentive Performance Materials Holdings Inc.

By:
Name:

Date: